UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
December 17, 2012
___________

Commission file number: 001-14236	(FelCor Lodging Trust Incorporated)
Commission file number: 333-39595-01	(FelCor Lodging Limited Partnership)
FelCor Lodging Trust Incorporated
FelCor Lodging Limited Partnership
(Exact Name of Registrant as Specified in Charter)

Maryland	(FelCor Lodging Trust Incorporated)	75-2541756
Delaware	(FelCor Lodging Limited Partnership)	75-2544994
(State or other jurisdiction of incorporation)		(I.R.S. Employer Identification Number)
545 E. John Carpenter Frwy. Suite 1300 Dallas, TX (Address of principal executive offices)		75062 (Zip code)
(972) 444-4900 (Registrant's telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.
Notes Offering
Indenture
On December 17, 2012, FelCor Lodging Limited Partnership (“FelCor LP”), a subsidiary, and the operating partnership, of FelCor Lodging Trust Incorporated (the “Company” or “FelCor”), issued $525 million in aggregate principal amount of senior secured notes (the “Notes”). The Notes bear interest at 5.625% per year and mature on March 1, 2023, are guaranteed by the Company and certain of its subsidiaries, and are expected to be secured by a combination of (i) first lien mortgages and related security interests on ten hotels and (ii) pledges of equity interests in certain subsidiaries of FelCor LP. The Notes were offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States under Regulation S of the Securities Act.
The net proceeds of the offering were approximately $516 million after fees and expenses. The Company intends to use the net proceeds from the offering to (i) repay the outstanding principal amount ($187 million) under that certain Credit Agreement, dated as of May 3, 2010, by and among certain subsidiaries of the Company and Fortress Credit Corp. (the “Fortress Loan”), which is secured by seven hotels, including six hotels that are expected to comprise part of the security for the Notes, plus accrued interest and yield maintenance, and (ii) fund the redemption of $258 million in aggregate principal amount of FelCor LP's existing 10% Senior Secured Notes due 2014, plus accrued unpaid interest and any applicable redemption premium. The remaining net proceeds from the offering will be used for general corporate purposes (including repaying outstanding indebtedness).
The Notes are governed by an indenture (the “Indenture”) entered into by FelCor LP, the Company and certain subsidiaries of the Company party thereto, as guarantors, and U.S. Bank National Association, as trustee, collateral agent, registrar and paying agent. A copy of the Indenture is attached hereto as Exhibit 4.1 and incorporated herein by reference.
The Indenture contains certain covenants limiting or prohibiting FelCor LP's ability to: (i) pay dividends and other distributions with respect to equity interests and purchase, redeem or retire equity interests; (ii) incur incremental indebtedness or issue preferred equity interests; (iii) enter into certain asset sales; (iv) enter into transactions with affiliates; (v) incur liens on assets to secure certain debt; and (vi) engage in certain mergers or consolidations and transfers of assets. The Indenture also contains customary event of default provisions. The Indenture provides that FelCor LP will offer to repurchase the Notes upon a change of control at a purchase price equal to 101% of the debt outstanding under the Notes. Under certain circumstances, upon the occurrence of an event of default, the holders of the Notes or the Trustee may declare the outstanding debt due and payable. FelCor LP may redeem some or all of the Notes at any time on or after March 1, 2018, at the redemption prices listed in the Indenture. Prior to March 1, 2018, FelCor LP may redeem the Notes at a price equal to 100% of the principal amount plus a “make-whole” premium. In addition, until December 15, 2015, FelCor LP may redeem up to 35% of the aggregate principal amount of the Notes with the net proceeds of certain equity offerings.
Registration Rights Agreement
In connection with issuing the Notes, the Company, FelCor LP and certain subsidiaries of the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with J.P. Morgan Securities LLC on its own behalf and as representative of the other initial purchasers of the Notes. The Company and FelCor LP have agreed to use their commercially reasonable efforts, at their cost, to file and cause to become effective an exchange offer registration statement with respect to an offer to exchange the Notes for notes identical to the Notes (except that the exchanged notes will not have restrictions on transfer), or, under certain circumstances to file a shelf registration statement to cover the resale of the Notes. The Registration Rights Agreement provides that the exchange offer will remain open for at least 20 business days after notice is mailed to the holders of the Notes. If the Company and FelCor LP fail to file a registration statement required by the Registration Rights Agreement within the prescribed time periods, or any such registration statement is not declared effective within the prescribed time periods, FelCor LP will be required to pay additional interest to the holders of the Notes. A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Pledge Agreement and Mortgages
FelCor LP, as pledgor, entered into a pledge agreement (the “Pledge Agreement”) with U.S. Bank National Association, as collateral agent (“Collateral Agent”), pursuant to which FelCor LP granted a security interest in equity interests of certain of its subsidiaries to the Collateral Agent. Certain subsidiaries of the Company are also expected to enter into additional pledge agreements, pursuant to which such subsidiaries will grant security interests in certain equity interests to the Collateral Agent. In addition, certain subsidiaries of the Company are expected to enter into mortgages or deeds of trust with the Collateral Agent, pursuant to which the subsidiaries will grant mortgage liens and security interests in the hotel properties and related assets owned by them to the Collateral Agent. These security interests will be released automatically upon payment in full of all amounts due under the Notes or otherwise upon release by the Trustee in accordance with the Indenture. A copy of the Pledge Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Amended and Restated Credit Agreement
On December 18, 2012, certain subsidiaries of the Company and FelCor LP entered into an Amended and Restated Revolving Credit Agreement (the “A&R Credit Agreement”) with JPMorgan Chase Bank, N.A., as the administrative agent and lender, and the other lenders thereto, which amends and restates the existing Revolving Credit Agreement, dated as of March 4, 2011, as amended to date, providing for a revolving commitment of up to $225,000,000 (the “Facility”).
Under the A&R Credit Agreement, assuming exercise of a one-year extension option (which is subject to satisfaction of certain conditions), the Facility matures in June 2017 (extended from August 2015). Borrowings under the Facility bear interest at LIBOR (no floor) plus 3.375% (reduced from LIBOR (no floor) plus 4.50%). In addition to interest payable on amounts outstanding under the Facility, we will pay a 0.40% quarterly fee (reduced from 0.50%) on the undrawn portion of the Facility. The Facility continues to be guaranteed by the Company and FelCor LP pursuant to an Amended and Restated Guaranty Agreement (the “A&R Guaranty”) and is secured by mortgages and related security interests on eight hotels. As long as the Notes remain outstanding, the Facility imposes no corporate covenants; otherwise, the Facility adopts the same corporate covenants as applicable currently to the Notes. The A&R Credit Agreement includes rights to partial release and substitution of properties, subject to certain conditions, and the Facility is subject to acceleration upon the occurrence of certain events of default. A copy of the A&R Credit Agreement and a copy of the A&R Guaranty are attached hereto as Exhibit 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.
As discussed under “Indenture” under Item 1.01 above, the Company intends to use a portion of the net proceeds from the offering of the Notes to fully repay and terminate the Fortress Loan. Upon funding of the Notes, the Company sent an irrevocable notice of prepayment to Fortress Credit Corp., as administrative agent under the Fortress Loan, announcing its intention to prepay the Fortress Loan on December 31, 2012. The outstanding principal amount of the Fortress loan is $187 million, and the Company will pay approximately $191 million to fully repay the outstanding balance, including accrued interest and yield maintenance. The Fortress Loan bears interest at the current rate of 8.1% per year and is secured by seven hotels, including six hotels that are expected to comprise part of the security for the Notes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
See “Indenture” and “Amended and Restated Credit Agreement” under Item 1.01 above, which is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Exhibit
4.1
Indenture, dated as of December 17, 2012, between FelCor Lodging Limited Partnership, FelCor Lodging Trust Incorporated, the subsidiary guarantors party thereto, and U.S. Bank National Association, as trustee, collateral agent, registrar and paying agent.

4.2
Registration Rights Agreement, dated December 17, 2012, among FelCor Lodging Limited Partnership, FelCor Lodging Trust Incorporated, the subsidiary guarantors named therein, and J.P. Morgan Securities LLC.

10.1	Pledge Agreement, dated as of December 17, 2012, by FelCor Lodging Limited Partnership, in favor of U.S. Bank National Association, as collateral agent.

10.2
Amended and Restated Credit Agreement, dated as of December 18, 2012, among FelCor/JPM Hospitality (SPE), L.L.C., DJONT/JPM Hospitality Leasing (SPE), L.L.C., FelCor/JPM Boca Raton Hotel, L.L.C., DJONT/JPM Boca Raton Leasing, L.L.C., and Miami AP Hotel, L.L.C., as borrowers, and JPMorgan Chase Bank, N.A., as administrative agent, and the lenders that are parties thereto.

10.3
Amended and Restated Guaranty Agreement to the Amended and Restated Revolving Credit Agreement, dated as of December 18, 2012, by FelCor Lodging Trust Incorporated and FelCor Lodging Limited Partnership in favor of JPMorgan Chase Bank, N.A., as administrative agent, on behalf of the lenders.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 19, 2012	FelCor Lodging Trust Incorporated

	By:	/s/Jonathan H. Yellen
Jonathan H. Yellen
Executive Vice President, General Counsel and Secretary

Date: December 19, 2012	FelCor Lodging Limited Partnership
a Delaware limited partnership

	By:	FelCor Lodging Trust Incorporated
its general partner

	By:	/s/Jonathan H. Yellen
Jonathan H. Yellen
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
4.1
Indenture, dated as of December 17, 2012, between FelCor Lodging Limited Partnership, FelCor Lodging Trust Incorporated, the subsidiary guarantors party thereto, and U.S. Bank National Association, as trustee, collateral agent, registrar and paying agent.

4.2
Registration Rights Agreement, dated December 17, 2012, among FelCor Lodging Limited Partnership, FelCor Lodging Trust Incorporated, the subsidiary guarantors named therein, and J.P. Morgan Securities LLC.

10.1	Pledge Agreement, dated as of December 17, 2012, by FelCor Lodging Limited Partnership, in favor of U.S. Bank National Association, as collateral agent.

10.2
Amended and Restated Credit Agreement, dated as of December 18, 2012, among FelCor/JPM Hospitality (SPE), L.L.C., DJONT/JPM Hospitality Leasing (SPE), L.L.C., FelCor/JPM Boca Raton Hotel, L.L.C., DJONT/JPM Boca Raton Leasing, L.L.C., and Miami AP Hotel, L.L.C., as borrowers, and JPMorgan Chase Bank, N.A., as administrative agent, and the lenders that are parties thereto.

10.3
Amended and Restated Guaranty Agreement to the Amended and Restated Revolving Credit Agreement, dated as of December 18, 2012, by FelCor Lodging Trust Incorporated and FelCor Lodging Limited Partnership in favor of JPMorgan Chase Bank, N.A., as administrative agent, on behalf of the lenders.